                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the Commission Only
                                                   (as Permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12

                                 VERISIGN, INC.

          __________________________________________________________
               (Name of Registrants as Specified In Its Charter)

          __________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

        _______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        _______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        _______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        _______________________________________________________________________

    (5) Total fee paid:

        _______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        _______________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        _______________________________________________________________________

    (3)  Filing Party:

        _______________________________________________________________________

    (4)  Date Filed:

        _______________________________________________________________________

[LOGO OF VERISIGN]

VeriSign, Inc.
1350 Charleston Road
Mountain View, California 94043-1331

April 20, 2001

To Our Stockholders:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of VeriSign, Inc. to be held at our corporate offices, located at 1350 Charleston Road, Mountain View, California on Thursday, May 24, 2001 at 10:00 a.m., Pacific Daylight time.

   The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2001 Annual Meeting of Stockholders and Proxy Statement.

   It is important that you use this opportunity to take part in the affairs of VeriSign, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We look forward to seeing you at our 2001 Annual Meeting of Stockholders.

                                          Sincerely,

                                          /s/ Stratton D. Sclavos

                                          Stratton D. Sclavos
                                          President and Chief Executive
                                           Officer

                               [LOGO OF VERISIGN]

                                 VERISIGN, INC.
                              1350 Charleston Road
                      Mountain View, California 94043-1331

                               ----------------

               Notice Of The 2001 Annual Meeting Of Stockholders

                               ----------------

TO OUR STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of VeriSign, Inc. will be held at our corporate offices, located at 1350 Charleston Road, Mountain View, California on Thursday, May 24, 2001 at 10:00 a.m., Pacific Daylight time. The 2001 Annual Meeting of Stockholders is being held for the following purposes:

     1. To elect two Class III directors of VeriSign, each to serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal.

     2. To approve an amendment to VeriSign's 1998 Equity Incentive Plan to increase the number of shares issuable thereunder by an aggregate of 8,000,000 shares.

     3. To ratify the selection of KPMG LLP as independent auditors for VeriSign for the year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the 2001 Annual Meeting of Stockholders or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ James M. Ulam

                                          James M. Ulam
                                          Secretary

Mountain View, California
April 20, 2001


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Proxy Statement for the 2001 Annual Meeting of Stockholders:
  Proposal No. 1--Election of Directors...................................   3
  Proposal No. 2--Amendment to the 1998 Equity Incentive Plan.............   6
  Proposal No. 3--Ratification of Selection of Independent Auditors.......  11
  Security Ownership of Certain Beneficial Owners and Management..........  12
  Executive Compensation..................................................  14
  Summary Compensation Table..............................................  14
  Option Grants in Fiscal 2000............................................  15
  Aggregate Option Exercises in Fiscal 2000 and Fiscal Year-End Option
   Values.................................................................  16
  Compensation Arrangements with Executive Officers.......................  16
  Report of the Compensation Committee....................................  17
  Stock Price Performance Graph...........................................  20
  Report of the Audit Committee...........................................  20
  Certain Relationships and Related Transactions..........................  22
  Stockholder Proposals for the 2002 Annual Meeting of Stockholders.......  23
  Section 16(a) Beneficial Ownership Reporting Compliance.................  23
  Other Business..........................................................  24

Communicating with VeriSign...............................................  25

                              [LOGO OF VERISIGN]

                                VERISIGN, INC.
                             1350 Charleston Road
                     Mountain View, California 94043-1331

                               ----------------

                                PROXY STATEMENT
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                April 20, 2001

   The accompanying proxy is solicited on behalf of the Board of Directors of VeriSign, Inc., a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held at its corporate offices located at 1350 Charleston Road, Mountain View, California on Thursday, May 24, 2001 at 10:00 a.m., Pacific Daylight time. Only holders of record of our common stock at the close of business on March 30, 2001, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 200,526,576 shares of common stock outstanding and entitled to vote. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of the Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 20, 2001. An annual report for the year ended December 31, 2000 is enclosed with this proxy statement.

Voting Rights

   Holders of VeriSign's common stock are entitled to one vote for each share held as of the record date, except that in the election of directors each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Meeting prior to the voting of an intention to cumulate votes. In such an event, the persons named in the proxy may allocate among the Board of Directors' nominees the votes represented by proxies in their sole discretion.

Vote Required to Approve the Proposals

   With respect to Proposal No. 1, two (2) directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and voting on the election of directors. Each of Proposals No. 2 and 3 requires for approval the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

   None of the Proposals are conditional upon the approval of any of the other Proposals by the stockholders.

Votes Needed for a Quorum, Effect of Abstentions and Broker Non-Votes

   A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Meeting. For purposes of the quorum and the discussion above regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

   Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means the votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority.

   Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. Broker non-votes are not considered shares entitled to vote on the ratification of independent auditors and therefore will not be taken into account in determining the outcome of the vote on that proposal. Abstentions are considered shares entitled to vote on the ratification of independent auditors and therefore will have the effect of a vote against that proposal.

Adjournment of Meeting

   In the event that sufficient votes in favor of the Proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Expenses of Soliciting Proxies

   VeriSign will pay the expenses of soliciting proxies to be voted at the Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

  . a written instrument delivered to VeriSign stating that the proxy is revoked;

  . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting; or

  . attendance at the Meeting and voting in person.

   Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   VeriSign's Amended and Restated Bylaws currently authorize no fewer than six and no more than nine directors. VeriSign's Board of Directors is currently comprised of seven directors. The Bylaws divide the Board of Directors into three classes; Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified. The Class III directors, Mr. Bidzos and Mr. Chenevich, will stand for reelection at the Meeting. The Class I directors, Mr. Kriens, Mr. Sclavos and Mr. Tomlinson, will stand for election or reelection at the 2002 annual meeting and the Class II directors, Mr. Compton and Mr. Cowan, will stand for reelection at the 2003 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Directors/Nominees

   The names of the nominees for election as Class III directors at the Meeting and of the incumbent Class I and Class II directors, and certain information about them, are included below.

   Name                  Age Position
   ----                  --- --------
   Nominees for election as Class III directors
   for a term expiring in 2004:
   D. James Bidzos (1)    46 Chairman of the Board
   William L. Chenevich
    (1)(2)                57 Director

   Incumbent Class I directors
   with terms expiring in 2002:
   Scott G. Kriens (2)    43 Director
   Stratton D. Sclavos    39 President, Chief Executive Officer and Director
   Timothy Tomlinson      51 Director

   Incumbent Class II directors
   with terms expiring in 2003:
   Kevin R. Compton (2)   42 Director
   David J. Cowan (1)     35 Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

   D. James Bidzos has served as Chairman of the Board of Directors of VeriSign since its founding in April 1995 and served as Chief Executive Officer of VeriSign from April 1995 to July 1995. He served as President and Chief Executive Officer of RSA Data Security from 1986 to 1999. RSA, an encryption software company, was acquired by Security Dynamics Technologies, Inc. in July 1996 and has been a wholly-owned subsidiary of Security Dynamics since that time. Mr. Bidzos is presently Vice Chairman of the Board of Directors of Security Dynamics and served as Executive Vice President of Security Dynamics, a network security company, from 1996 to 1999.

   William L. Chenevich has been a director of VeriSign since its founding in April 1995. Since April 1999, Mr. Chenevich has served as Vice Chairman of Technology and Operations for US Bancorp. He has been the Group Executive Vice President, Data Processing Systems of VISA, a financial services company, from October 1993 to April 1999. From May 1992 to October 1993, he was Executive Vice President and Chief Information Officer of Ahmanson Corporation, a financial services company. Mr. Chenevich is also a director of Longs Drug Stores Corporation. Mr. Chenevich holds a B.B.A. degree in Business and an M.B.A. degree in Management from the City College of New York.

   Scott G. Kriens has served as a Director of VeriSign since January 2001. Mr. Kriens has served as President, Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks, a leading provider of Internet hardware and software systems, since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Operation at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens is also a director of Equinix, Inc. and Calient Networks. Mr. Kriens received a B.A. in Economics from California State University, Hayward.

   Stratton D. Sclavos has served as President and Chief Executive Officer and as a director of VeriSign since he joined VeriSign in July 1995. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. From May 1992 to September 1993, Mr. Sclavos was Vice President of Worldwide Sales and Business Development of GO Corporation, a pen-based computer company. Prior to that time, he served in various sales and marketing capacities for MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos is also a director of Juniper Networks, Inc., Keynote Systems, Inc. and Marimba, Inc. Mr. Sclavos holds a B.S. degree in Electrical and Computer Engineering from the University of California at Davis.

   Timothy Tomlinson has been a director of VeriSign since its founding in April 1995 and Secretary from April 1995 to October 2000. He has been a partner of Tomlinson Zisko Morosoli & Maser LLP, a law firm, since 1983. Mr. Tomlinson is also a director of Portola Packaging, Inc., Oak Technology, Inc. and Smart Disk Corporation. Mr. Tomlinson holds a B.A. degree in Economics, an M.B.A. degree and a J.D. degree from Stanford University.

   Kevin R. Compton has been a director of VeriSign since February 1996. He has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since January 1990. Mr. Compton is also a director of Citrix Systems, Inc., ONI Systems Corp., 360 Networks and Rhythms NetConnections. Mr. Compton holds a B.S. degree in Business Management from the University of Missouri.

   David J. Cowan has been a director of VeriSign since its founding in April 1995. He has been a general partner of Bessemer Venture Partners, a venture capital investment firm, since August 1996. Previously he was an associate with Bessemer Venture Partners from August 1992 to August 1996. Mr. Cowan is also a director of Telocity, Inc. and Keynote Systems, Inc. Mr. Cowan holds an A.B. degree in Mathematics and Computer Science and an M.B.A. degree from Harvard University.

Board of Directors' Meetings and Committees

   The Board of Directors met eight (8) times, including telephone conference meetings, and took four (4) actions by written consent during 2000. No director attended fewer than 75% of the aggregate of the total number of meetings of the board held during the period for which such director was a director and the total number of meetings held by all committees of the Board of Directors on which such director served during the period that such director served.

   The Board of Directors has established an audit committee to meet with and consider suggestions from members of management, as well as VeriSign's independent accountants, concerning the financial operations of VeriSign. The audit committee also has the responsibility to review audited financial statements of VeriSign and consider and recommend the employment of, and approve the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services. The audit committee is currently comprised of Mr. Chenevich, Mr. Compton and Mr. Kriens. The audit committee met three (3) times during 2000.

   The Board of Directors has also established a compensation committee to review and approve the compensation and benefits for VeriSign's key executive officers. The compensation committee also administers VeriSign's stock purchase, equity incentive and stock option plans and make recommendations to the Board of Directors regarding such matters. The compensation committee is currently comprised of Mr. Bidzos, Mr. Chenevich and Mr. Cowan. The compensation committee acted by written consent one (1) time during 2000.

Director Compensation

   Directors do not receive any cash fees for their service on the Board of Directors or any committee, but they are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings. All board members are eligible to receive stock options under VeriSign's stock option plans, and outside directors receive stock options pursuant to automatic grants of stock options under the 1998 Directors Stock Option Plan. In July 2000, VeriSign granted to each of Messrs. Bidzos, Chenevich, Compton, Cowan and Tomlinson an option to purchase 7,500 shares of its common stock under the Directors Plan with an exercise price of $184.625 per share.

   In October 1997, the Board of Directors adopted, and in January 1998 the stockholders approved, the 1998 Directors Stock Option Plan and reserved a total of 500,000 shares, as adjusted for stock splits, of VeriSign's common stock for issuance under that plan. In June 2000, the Board of Directors adopted and the stockholders approved to increase the number of shares reserved for issuance under the Directors Stock Option Plan by an additional 250,000 shares. As of December 31, 2000, options to purchase 387,500 shares of common stock had been granted under the Directors Stock Option Plan and 362,500 shares remained available for future grant. Members of the Board of Directors who are not employees of VeriSign, or any parent, subsidiary or affiliate of VeriSign are eligible to participate in the Directors Stock Option Plan. The option grants under the Directors Stock Option Plan are automatic and nondiscretionary, and the exercise price of the options is 100% of the fair market value of the common stock on the date of grant. Each new director who is eligible to participate will initially be granted an option to purchase 15,000 shares on the date such director first becomes a director. These grants are referred to as "Initial Grants." On each anniversary of a director's Initial Grant or most recent grant if such director did not receive an Initial Grant, each eligible director will automatically be granted an additional option to purchase 7,500 shares if such director has served continuously as a member of the Board of Directors since the date of such director's Initial Grant or most recent grant if such director did not receive an Initial Grant. The term of such options is ten years. They will terminate seven months following the date the director ceases to be a director or, if VeriSign so specifies in the grant, a consultant of VeriSign (twelve months if the termination is due to death or disability). All options granted under the Directors Stock Option Plan will vest as to 6.25% of the shares each quarter after the date of grant, provided the optionee continues as a director or, if VeriSign so specifies in the grant, as a consultant of VeriSign. Additionally, immediately prior to the dissolution or liquidation of VeriSign or a "change in control" transaction, all options granted pursuant to the Directors Stock Option Plan will accelerate and will be exercisable for a period of up to six months following the transaction, after which period any unexercised options will expire.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between the Board of Directors or compensation committee and the board of directors or compensation committee of any other company.

   The Board Recommends a Vote "FOR" the Election of Each of the Nominated Directors.

                                 PROPOSAL NO. 2
                  AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN

   The following is a summary of the principal provisions of VeriSign's 1998 Equity Incentive Plan, or the Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the plan.

Plan History

   In October 1997, the Board of Directors adopted, and in January 1998 the stockholders approved, the Equity Incentive Plan. In addition to the 8,000,000 shares reserved for issuance under the Equity Incentive Plan, all shares remaining available under two predecessor plans, the 1995 Stock Option Plan and the 1997 Stock Option Plan, were transferred to the Equity Incentive Plan. In March 1999, the Board of Directors approved, and in May 1999, the stockholders approved, an amendment to the Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 8,000,000 shares. In March 2000, the Board of Directors approved, and in June 2000, the stockholders approved, an amendment to the Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 10,000,000 shares. As of December 31, 2000, options to purchase 23,366,275 shares of common stock had been granted under the 1998 Equity Incentive Plan and 7,272,882 shares remained available for future grant. The Equity Incentive Plan authorizes the award of options, restricted stock awards and stock bonuses. Each of these is referred to as an Award.

Proposed Amendment to the Equity Incentive Plan

   In April 2001, the Board of Directors approved an amendment to the Equity Incentive Plan to increase the number of shares reserved and authorized for issuance thereunder by 8,000,000 shares. This amendment to the Equity Incentive Plan to increase, by an aggregate of 8,000,000 shares, the total number of shares issuable thereunder to 34,000,000 shares, excluding any shares transferred from the predecessor plans, is the subject of this Proposal. The Board of Directors believes that the increase in the number of shares reserved under the Equity Incentive Plan proposed by this amendment is necessary in order to enable VeriSign to continue to use the grant of stock options and other Awards to retain and attract qualified employees and to also encourage stock ownership by Equity Incentive Plan participants, thereby aligning their interests with those of VeriSign's stockholders.

   VeriSign has no current plans or proposals to award any specific portion of the additional options authorized under this proposal to any specific person or class of persons.

Shares Subject to the Equity Incentive Plan

   An aggregate of 34,000,000 shares of VeriSign's common stock has been reserved by the Board of Directors for issuance under the Equity Incentive Plan, after approval of the amendment under this Proposal. If any option granted pursuant to the Equity Incentive Plan, or the predecessor 1995 Stock Option Plan or 1997 Stock Option Plan, expires or terminates for any reason without being exercised in whole or in part, or any award terminates without being issued, or any award is forfeited or repurchased by VeriSign at the original purchase price, the shares released from such award will again become available for grant and purchase under the Equity Incentive Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Administration

   The compensation committee, the members of which are appointed by the Board of Directors, administers the Equity Incentive Plan. The compensation committee currently consists of Mr. Bidzos, Mr. Chenevich and Mr. Cowan, all of whom are "non-employee directors," as that term is defined in the Securities Exchange Act of 1934, and "outside directors," as that term is defined pursuant to
Section 162(m) of the Internal Revenue Code.

   Subject to the terms of the Equity Incentive Plan, the compensation committee determines the persons who are to receive Awards, the number of shares subject to each such Award and the terms and conditions of each such Award. The compensation committee has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any Awards granted thereunder.

Eligibility

   Employees, officers, directors and consultants of VeriSign, and of any subsidiaries and affiliates, are eligible to receive awards under the Equity Incentive Plan. No person is eligible to receive more than 400,000 shares of common stock in any calendar year under the Equity Incentive Plan, other than new employees of VeriSign, including directors and officers who are also new employees, who are eligible to receive up to a maximum of 1,000,000 shares of common stock in the calendar year in which they commence their employment with VeriSign. As of March 31, 2001, approximately 2,268 persons were eligible to participate in the Equity Incentive Plan.

Stock Options

   The Equity Incentive Plan provides for the grant of both incentive stock options, or ISOs, that qualify under Section 422 of the Internal Revenue Code, and nonqualified stock options, or NQSOs. ISOs may be granted only to employees of VeriSign or of a parent or subsidiary of VeriSign. All awards other than ISOs may be granted to employees, officers, directors and consultants. The exercise price of ISOs must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of NQSOs must be at least equal to 85% of the fair market value of the common stock on the date of grant. The maximum term of options granted under the Equity Incentive Plan is ten years, although options are generally granted with a term of seven to ten years. Awards granted under the Equity Incentive Plan generally vest as to 25% of the shares on the first anniversary of the date of grant and as to 6.25% of the shares each of the next 12 quarters.

   The exercise price of options granted under the Equity Incentive Plan may be paid as approved by the Compensation Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of VeriSign to the participant; (3) by surrender of shares of VeriSign's common stock owned by the participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the participant for services rendered; (6) by a "same-day sale" commitment from the participant and a National Association of Securities Dealers, Inc., or NASD, broker; (7) by a "margin" commitment from the participant and a NASD broker; or (8) by any combination of the foregoing.

Termination of Options

   Options are generally exercisable for a period of seven to ten years. Options granted under the Equity Incentive Plan generally expire three months after the termination of the optionee's service, except in the case of death or disability, in which case the options generally may be exercised for up to 12 months following the date of death or termination of service due to disability. Options will generally terminate immediately upon termination for cause.

Restricted Stock Awards

   The compensation committee may grant restricted stock awards to purchase stock either in addition to, or in tandem with, other Awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the compensation committee may determine. The purchase price for such Awards must be no less than 85% of the fair market value of VeriSign's common stock on the date of the Award. In the case of an Award granted to a 10% stockholder, the purchase price must be 100% of fair market value. The purchase price can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, as are approved by the compensation committee at the time of grant. To date, VeriSign has not granted any restricted stock awards.

Stock Bonus Awards

   The compensation committee may grant stock bonus awards either in addition to or in tandem with, other Awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the compensation committee may determine. To date, VeriSign has not granted any stock bonus awards.

Mergers, Consolidations and Change of Control

   In the event of the dissolution or liquidation of VeriSign or a "change in control" transaction, outstanding Awards may be assumed or substituted by the successor corporation, if any. If a successor corporation does not assume or substitute the Awards, they will expire upon the effectiveness of the transaction. The compensation committee, in its discretion, may provide that the vesting of any or all Awards will accelerate prior to the effectiveness of the transaction.

Amendment of the Plan

   The Board of Directors may at any time amend or terminate the Equity Incentive Plan, including amendment of any form of award agreement or instrument to be executed pursuant to the Equity Incentive Plan. However, the Board of Directors may not amend the Equity Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder, or the Exchange Act or Rule 16b-3, or its successor, promulgated thereunder.

Term of the Plan

   The Equity Incentive Plan will terminate in October 2007, unless sooner terminated in accordance with the terms of the Equity Incentive Plan.

Federal Income Tax Information

   The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to VeriSign and participants under the Equity Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Equity Incentive Plan.

   Incentive Stock Options. A participant will not recognize income upon grant of an ISO and will not incur tax on its exercise, unless the participant is subject to the alternative minimum tax described below. If the participant holds the stock acquired upon exercise of an ISO, or the ISO shares, for one year after the date the option was exercised and for two years after the date the option was granted, the participant generally will realize capital gain or loss, rather than ordinary income or loss, upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

   If the participant disposes of ISO shares prior to the expiration of either required holding period, which is called a disqualifying disposition, then gain realized upon the disposition, up to the difference between the fair market value of the ISO shares on the date of exercise, or, if less, the amount realized on a sale of the shares, and the option exercise price, generally will be treated as ordinary income. Any additional gain will be capital gain; taxed at a rate that depends upon the amount of time the ISO shares were held by the participant.

   Alternative Minimum Tax. The difference between the fair market value of the ISO shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax, or "AMT." The AMT, which is imposed to the extent it exceeds the taxpayer's regular tax, is 26% of an individual taxpayer's alternative minimum taxable income. The AMT rate increases to 28% in the case of alternative minimum taxable income in excess of $175,000. A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be taxable as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, including the difference between the fair market value of the ISO shares on the date of exercise and the exercise price, and reducing this amount by the applicable exemption amount. The exemption amount is $45,000 in the case of a joint return, subject to reduction under certain circumstances. If a disqualifying disposition of the ISO shares occurs in the same calendar year as an exercise of the ISO, there is no AMT adjustment with respect to those shares. Also upon a sale of ISO shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of fair market value of the ISO shares at exercise over the amount paid for the ISO shares. Special rules apply where all or a portion of the exercise price is paid by tendering shares of common stock.

   Nonqualified Stock Options. A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount will be treated as ordinary income by the participant and may be subject to income tax and FICA withholding by VeriSign, either by payment in cash or withholding out of the participant's salary. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all, or a portion, of the exercise price is paid by tendering shares of common stock.

   Tax Treatment of VeriSign. VeriSign will be entitled to a deduction in connection with the exercise of a NQSO by a participant or the receipt of restricted stock or stock bonuses by a participant to the extent that the participant recognizes ordinary income. VeriSign will be entitled to a deduction in connection with the disposition of ISO shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO shares.

ERISA

   The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

   No option grants have been made through March 31, 2001 under the Equity Incentive Plan out of the 8,000,000 additional shares reserved under the Equity Incentive Plan that stockholders are being asked to approve. The numbers of option grants to be made under the Equity Incentive Plan in 2001 to the individuals or groups of individuals listed in the table below, and the prices at which such grants will be made, are not determinable. The following table sets forth the option grants that were made during the year ended December 31, 2000 under the Equity Incentive Plan to:

  . the Named Officers (see "Executive Compensation");

  . all current executive officers, as a group;

  . all current directors who are not executive officers, as a group; and

  . all employees, including officers who are not executive officers, as a group.

                                                            Weighted
                                                            Average
                                                            Exercise
                                                             Price   Number of
                      Name and Position                       (1)    Shares (1)
                      -----------------                     -------- ----------
   Stratton D. Sclavos....................................  $74.188    100,000
    President and Chief Executive Officer

   Quentin P. Gallivan....................................  129.232    175,000
    Executive Vice President of Worldwide Sales and
     Services

   Dana L. Evan...........................................  138.406    150,000
    Executive Vice President of Finance and Administration
     and Chief Financial Officer

   Diana S. Keith.........................................  151.250     50,000
    Senior Vice President of Customer Advocacy

   James P. Rutt..........................................      --         --
    Chief Executive Officer of Network Solutions, Inc.

   All current executive officers as a group (10
    persons)..............................................  132.951    895,000

   All current directors who are not executive officers as
    a group (6 persons)                                         --         --

   All employees, including officers who are not executive
    officers, as a group..................................  129.206  7,122,768

--------
(1) The exercise price and number of options to be granted in the future under the Equity Incentive Plan is unknown, as the exercise price will be equal to fair market value on the date of grant, and option grants are made at the discretion of the compensation committee.

   The Board of Directors Recommends a Vote "FOR" Increasing the Number of Shares of Common Stock Authorized for Issuance under the Equity Incentive Plan.

                                PROPOSAL NO. 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   VeriSign has selected KPMG LLP as its independent auditors to perform the audit of its financial statements for the year ending December 31, 2001, and the stockholders are being asked to ratify this selection. Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

   The Board of Directors Recommends a Vote "FOR" the Ratification of the Selection of KPMG LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of VeriSign's common stock as of February 28, 2001 by:

  . each person who is known by VeriSign to own beneficially more than 5% of VeriSign's common stock;

  . each director of VeriSign;

  . each of the executive officers named in the Summary Compensation Table in this proxy; and

  . all directors and executive officers of VeriSign as a group.

   The percentage ownership is based on 199,843,773 shares of common stock outstanding at February 28, 2001. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of February 28, 2001, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                    Shares
                              Beneficially Owned
                              ------------------
   Name of Beneficial Owner     Number   Percent
   ------------------------   ---------- -------
   Janus Capital
    Corporation(1).........   24,712,549  12.4%
   SAIC Venture Capital
    Corporation(2).........   17,522,500   8.8%
   Putnam Investments,
    LLC(3).................   13,967,877   7.0%
   FMR Corp(4).............   10,391,321   5.2%
   Stratton D. Sclavos(5)..    1,300,929    *
   James P. Rutt(6)........      520,159    *
   Dana L. Evan(7).........      233,421    *
   Kevin R. Compton (8)....      189,704    *
   Quentin P. Gallivan(9)..      115,659    *
   David J. Cowan (10).....       91,314    *
   Scott G. Kriens(11).....       80,000    *
   D. James Bidzos(12).....       59,188    *
   Diana S. Keith(13)......       32,082    *
   William L.
    Chenevich(14)..........       15,188    *
   Timothy Tomlinson(15)...        5,583    *
   All officers and
    directors as a group
    (16 persons) (16)......    3,064,667   1.5%

--------
  * Less than 1% of VeriSign's common stock.

 (1) The address for Janus Capital Corporation is 100 Fillmore Street, Denver, Colorado 80206-4923.

 (2) Represents shared power to vote and direct the disposition of 17,522,500 shares. The address of SAIC Venture Capital Corporation is 3993 Howard Hughes Parkway, Suite 570, Las Vegas, Nevada 89109.

 (3) Includes the shared power to direct the disposition 11,579,788 shares by Putnam Investment Management, LLC and the shared power to vote of 772,350 shares and shared power to direct the disposition of 2,370,089 shares by the Putnam Advisory Company, LLC. The address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.

 (4) Includes the sole power to vote of 431,173 shares and the sole power to direct the disposition of 10,391,321 shares. The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.

 (5) Includes 85,600 shares held by Eladha Partners, LP under which Mr. Sclavos and his spouse, Judy Sclavos, are limited partners with an ownership interest of 98%. Includes 18,333 shares held by Sclavos

    Family Partners, LP under which Mr. Sclavos and his spouse, Judy Sclavos, are limited partners with an ownership interest of 50% and Mr. Sclavos children, Nicholas L. Sclavos and Alexandra C. Sclavos, are limited partners with a 48% ownership interest. Includes 130,718 shares held by the Sclavos 1990 Revocable Trust under which Mr. Sclavos and his spouse, Judy Sclavos, are co-trustees. Includes 12,205 shares held by the Sclavos Family Foundation under which Mr. Sclavos is the beneficial owner. Also includes 1,030,348 shares subject to options held by Stratton D. Sclavos that are exercisable within 60 days of February 28, 2001. Mr. Sclavos is President, Chief Executive Officer and a director of VeriSign.

 (6) Includes 505,109 shares subject to options held by James P. Rutt that are exercisable within 60 days of February 28, 2001. During the year 2000, Mr. Rutt was the Chief Executive Officer and a director of Network Solutions, Inc. and the President, Mass Markets Division and Chief Strategy Officer of VeriSign.

 (7) Includes 24,242 shares held by TDC&R Investments LP under which Ms. Evan and her spouse, Tom Evan, are 1% general partners and Ms. Evan's children, Christopher and Ryan, are limited partners with an ownership interest of 99%. Includes 140,080 shares subject to options held by Dana
     L. Evan that are exercisable within 60 days of February 28, 2001. Ms. Evan is the Executive Vice President for Finance and Administration and Chief Financial Officer of VeriSign.

 (8) Includes 83,178 shares subject to options held by Kevin R. Compton that are exercisable within 60 days of February 28, 2001.

 (9) Includes 44,996 shares subject to options held by Quentin P. Gallivan that are exercisable within 60 days of February 28, 2001. Mr. Gallivan is Executive Vice President of Worldwide Sales and Services of VeriSign.

(10) Includes 42,250 shares subject to options held by David J. Cowan that are exercisable within 60 days of February 28, 2001.

(11) Represents 80,000 shares held by 1996 Kriens Trust under which Mr. Kriens is a beneficial owner.

(12) Includes 33,188 shares subject to options held by D. James Bidzos and 25,000 shares subject to options held by Kairdos, L.L.C. that are exercisable within 60 days of February 28, 2001. Mr. Bidzos is the General Manager of Kairdos, L.L.C. and disclaims beneficial ownership of holdings of Kairdos, L.L.C. except to the extent of his proportional interest therein.

(13) Includes 24,883 shares subject to options held by Diana S. Keith that are exercisable within 60 days of February 28, 2001. Ms. Keith is Senior Vice President, Customer Advocacy of VeriSign.

(14) Includes 12,188 shares subject to options held by William L. Chenevich that are exercisable within 60 days of February 28, 2001.

(15) Includes 3,413 shares subject to options held by Timothy Tomlinson that are exercisable within 60 days of February 28, 2001.

(16) Includes the shares described in footnotes (5)-(15) and 421,440 shares beneficially held by five additional executive officers.

                             EXECUTIVE COMPENSATION

   The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to VeriSign in all capacities during 1998, 1999 and 2000 by VeriSign's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2000. These officers are referred to together as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                  Compensation
                                      Annual Compensation            Awards
                               ---------------------------------- ------------
                                                                   Securities
   Name and Principal          Salary(1)           Other Annual    Underlying
        Position          Year    (2)     Bonus   Compensation(1)  Options(3)
   ------------------     ---- --------- -------- --------------- ------------
Stratton D. Sclavos...... 2000 $300,000  $137,500       --          100,000
 President and Chief
  Executive Officer       1999  250,000    78,125       --          400,000
                          1998  250,000   130,625       --          400,000

Quentin P. Gallivan...... 2000  300,000       --        --          175,000
 ExecutiveVice President
  of Worldwide            1999  150,000   150,000       --          300,000
 Sales and Services       1998  150,000   150,000       --           45,000

Dana L. Evan............. 2000  189,999    54,236       --          150,000
 Executive Vice President
  of Finance and          1999  165,000    49,840       --          200,000
 Administration, Chief
  Financial Officer       1998  167,708    65,046       --           60,000

Diana S. Keith........... 2000  165,000    47,886       --           50,000
 Senior Vice President,
  Customer Advocacy       1999  150,000    47,630       --          150,000
                          1998  143,295    27,384                   280,000

James P. Rutt(4)......... 2000  196,875       --        --              --
Chief Executive Officer
 of Network
 Solutions, Inc.

--------
(1) In accordance with the rules of the Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisities and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such Officer's salary and bonus disclosed in this table.

(2) Includes, where applicable, amounts electively deferred by each Named Executive Officer under VeriSign's 401K Plan and amounts contributed to the VeriSign 1998 Employee Stock Purchase Plan.

(3) Options have a maximum term of seven years measured from the date of grant, subject to earlier termination in certain events related to termination of employment. These options vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of the grant and thereafter with respect to 6.25% each quarter.

(4) Mr. Rutt joined the Company on June 8, 2000 after the acquisition of Network Solutions, Inc.

                          OPTION GRANTS IN FISCAL 2000

   The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers during the year ended December 31, 2000.

                                      Individual Grants(1)
                                    ------------------------
                                                                         Potential Realizable
                                      Percent of                           Value at Assumed
                         Number of       Total                          Annual Rates of Stock
                         Securities Options Granted Exercise            Price Appreciation For
                         Underlying to Employees in  Price                 Option Terms(2)
                          Options       Fiscal        Per    Expiration ----------------------
          Name            Granted     Year(%)(3)    Share(4)    Date        5%         10%
          ----           ---------- --------------- -------- ---------- ---------- -----------
Stratton D. Sclavos.....  100,000         1.25%     $ 74.188  12/29/07  $2,523,102 $ 5,724,057
Quentin P. Gallivan.....  125,000         1.56%      151.250  08/01/07   6,429,933  14,587,325
                           50,000        0.006%       74.188  12/29/07   1,261,551   2,862,028
Dana L. Evan............  125,000         1.56%      151.250  08/01/07   6,429,933  14,587,325
                           25,000        0.003%       74.188  12/29/07     630,775   1,431,014
Diana S. Keith..........   50,000        0.006%      151.250    8/1/07   2,571,973   5,834,930
James P. Rutt...........      --           --            --        --          --          --

--------
(1) Options granted in 2000 were granted under VeriSign's 1998 Equity Incentive Plan. These options become exercisable with respect to 25% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 6.25% of these shares each quarter thereafter. These options have a term of seven years. Upon certain changes in control of VeriSign, this vesting schedule will accelerate as to 50% of any shares that are then unvested.

(2) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that the common stock of VeriSign appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the seven-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect VeriSign's projection or estimate of future stock price growth.

(3) VeriSign granted options to purchase 8,015,768 shares of common stock to employees during 2000.

(4) Options were granted at an exercise price equal to the fair market value per share of VeriSign common stock, as quoted on the Nasdaq National Market.

  AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2000 and the year-end number and value of exercisable and unexercisable options.

                                                Number of Securities    Value of Unexercised In-
                          Shares               Underlying Unexercised     the- Money Options at
                         Acquired              Options at 12/31/00(1)          12/31/00(2)
                            on       Value    ------------------------- -------------------------
          Name           Exercise  Realized   Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- ----------- ----------- ------------- ----------- -------------
Stratton D. Sclavos..... 183,000  $29,333,662   948,264     1,157,961   56,248,410   $60,026,113
Quentin P. Gallivan..... 212,752   23,949,099    40,998       586,250    2,250,535    22,002,703
Dana L. Evan............  95,670   12,879,155   130,830       452,500    7,293,847    16,375,648
Diana S. Keith.......... 148,299   17,788,356     7,199       262,197      468,807    12,455,156
James P. Rutt........... 275,000   35,440,185    31,375     1,182,500    1,507,694    52,190,578

--------
(1) Except for options for Mr. Rutt, all options exercised and shown in this table were granted under VeriSign's 1995 Stock Option Plan, 1997 Stock Option Plan and 1998 Equity Incentive Plan, and are subject to vesting as described in footnote (1) to the option grant table above. Mr. Rutt's options were granted under the Network Solutions 1996 Stock Incentive Plan and become exercisable with respect to 30% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 30%, 20% and 20% of these shares on the second, third and fourth anniversaries of the date of the grant thereafter. Mr. Rutt's options have a term of five years.

(2) Based on a value of $74.188, the closing price per share of VeriSign's common stock on The Nasdaq National Market on December 31, 2000, net of the option exercise price.

               COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

   Under the 1995 Stock Option Plan, Dana L. Evan was granted two options to purchase an aggregate of 680,000 shares of common stock, at exercise prices of $0.1875 and $1.50, respectively. Each of these options is subject to the standard four-year vesting schedule under the 1995 Stock Option Plan or, in certain circumstances, is immediately exercisable, subject to VeriSign's right to repurchase shares subject to such options, which repurchase right lapses on a schedule similar to the vesting schedule for options granted under the 1995 Stock Option Plan. Upon the occurrence of certain change-in-control transactions, 50% of each of Ms. Evan's then-unvested options will become vested or, if applicable, the right of repurchase will lapse as to 50% of the shares covered by the right of repurchase. As of December 31, 2000, 33,750 shares subject to these options were unvested.

   Under Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), neither the "Report of the Compensation Committee" nor the material under the caption "Stock Price Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall the report or the graph be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

                      REPORT OF THE COMPENSATION COMMITTEE


   The compensation committee of the Board of Directors administers VeriSign's executive compensation program. The current members of the compensation committee are D. James Bidzos, William L. Chenevich and David J. Cowan. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. None of Mr. Bidzos, Mr. Chenevich or Mr. Cowan has any interlocking relationships as defined by the SEC.

General Compensation Philosophy

   The role of the compensation committee is to set the salaries and other compensation of the executive officers and certain other key employees of VeriSign, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. VeriSign's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables VeriSign to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

  . base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the Silicon Valley that are of comparable size to VeriSign and with which VeriSign competes for executive personnel;

  . annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

  . long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and VeriSign's stockholders.

Executive Compensation

   Base Salary. Salaries for executive officers for 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, VeriSign's Human Resources department provided information to the compensation committee regarding salary range guidelines for specific positions.

   Base salary is adjusted each year to take into account the executive officer's performance and to maintain a competitive salary structure. The compensation committee conducts reviews of executive compensation practices on an annual basis and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in median comparable company pay levels. The compensation committee believes that, on the basis of its knowledge of executive compensation in the industry, that the Company's salary levels for the executive officers are reasonable and necessary given the competition for executive talent in the industry and the Company's financial resources.

   Annual Incentive Awards. VeriSign has established a management incentive plan. Certain employees, including executive officers, are eligible to participate in this plan. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. The compensation committee administers this plan with regard to Mr. Sclavos. Mr. Sclavos administers the plan with regard to the other executive officers.

   For 2000, annual incentive awards were based on the following financial performance measures:

  . Growth in revenue and growth in earnings per share

  . Meeting margin and operating expense targets

  . Financial performance relative to competitors

   Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of VeriSign's stockholders and encourages executive officers to remain in VeriSign's employ. Stock options generally have value for executive officers only if the price of VeriSign's stock increases above the fair market value on the grant date and the officer remains in VeriSign's employ for the period required for the shares to vest.

   VeriSign grants stock options in accordance with the Equity Incentive Plan. In 2000, stock options were granted to executive officers to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins VeriSign, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact VeriSign's results, past performance or consistency within the executive officer's peer group. In 2000, the compensation committee considered these factors, as well as the number of unvested option shares held by the executive officer as of the date of grant. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with VeriSign and to strive to increase the value of VeriSign's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of VeriSign's common stock on the date of grant.

Chief Executive Officer Compensation

   Mr. Sclavos' base salary, target bonus, bonus paid and long-term incentive awards for 2000 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers. Mr. Sclavos's base salary for 2000 was set at the annual rate of $300,000. In determining Mr. Sclavos' bonus the compensation committee considered VeriSign's objective financial performance for 2000 and Mr. Sclavos' achievement of his individual objectives. An important aspect of VeriSign's continued success was, and will continue to be Mr. Sclavos' leadership in developing and articulating the long-term strategic direction of VeriSign, as well as his continued attention to the development of the appropriate senior management team to support and execute that strategy. Finally, in considering competitive compensation practices with respect to Mr. Sclavos' total compensation, the compensation committee paid particular attention to the compensation practices of competitor companies and sought to assure that Mr. Sclavos' total compensation was appropriate relative to the total compensation paid to the chief executive officers at similarly situated companies.

Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to the Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility.

Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of VeriSign or its stockholders.

                             Compensation Committee

                                D. James Bidzos
                                William Chenevich
                                 David J. Cowan

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on VeriSign's common stock, the Nasdaq Composite Index, and the Hambrecht & Quist Internet Index. The graph assumes that $100 was invested in VeriSign's common stock, the Nasdaq Composite Index and the Hambrecht & Quist Internet Index on January 30, 1998, the date of VeriSign's initial public offering, and calculates the return quarterly through December 31, 2000. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

----------------------------------------------------------------------------------------------
     Period Covered              VeriSign                 Nasdaq               H&Q Internet
----------------------------------------------------------------------------------------------
         3/31/98                  314.29                  114.16                 130.99
----------------------------------------------------------------------------------------------
         6/30/98                  266.96                  117.46                 164.53
----------------------------------------------------------------------------------------------
         9/30/98                  194.64                  105.82                 132.19
----------------------------------------------------------------------------------------------
        12/31/98                  422.32                  137.51                 228.32
----------------------------------------------------------------------------------------------
         3/31/99                 1100.00                  154.22                 386.28
----------------------------------------------------------------------------------------------
         6/30/99                 1232.14                  168.70                 397.84
----------------------------------------------------------------------------------------------
         9/30/99                 1521.43                  172.90                 408.95
----------------------------------------------------------------------------------------------
        12/31/99                 5446.43                  255.55                 791.64
----------------------------------------------------------------------------------------------
         3/31/00                 4271.43                  286.80                 826.87
----------------------------------------------------------------------------------------------
         6/30/00                 5042.86                  249.35                 613.42
----------------------------------------------------------------------------------------------
         9/30/00                 5787.50                  229.44                 590.10
----------------------------------------------------------------------------------------------
        12/31/00                 2119.64                  153.76                 304.60
----------------------------------------------------------------------------------------------

                         REPORT OF THE AUDIT COMMITTEE

   The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year end December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates by reference in such filing.

   Composition. The audit committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the audit committee are Kevin R. Compton (Chairman), William L. Chenevich and Scott G. Kriens.

   Responsibilities. The responsibilities of the audit committee include recommending to the Board of Directors a firm to be engaged as VeriSign's independent auditors. Management is responsible for the preparation, presentation and integrity of VeriSign's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, KPMG LLP, are responsible for performing an independent audit of VeriSign's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee's responsibility is to oversee these processes.

   Review with Management and Independent Accountants. In this context, the audit committee has met and held discussions with management and the independent auditors. Management represented to the audit committee that VeriSign's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

   VeriSign's independent auditors also provided to the audit committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent auditors, KPMG LLP, the firm's independence.

   Summary. Based upon the audit committee's discussions with management and the independent auditors and the audit committee's review of the representations of management, and the report of the independent auditors to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in VeriSign's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                          This report is submitted by the
                                           Audit Committee.

                                          Kevin R. Compton (Chairman)

                                          William L. Chenevich

                                          Scott G. Kriens

                             Audit and Related Fees

   Audit Fees. The aggregate fees billed by KPMG LLP for professional services for the audit of VeriSign's annual consolidated financial statements for fiscal 2000 and the review of the consolidated financial statements included in VeriSign's Forms 10-Q for fiscal 2000 were $484,475.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to VeriSign for financial information systems design and implementation fees for fiscal 2000.

   All Other Fees. The aggregate fees billed to VeriSign for all other services rendered by KPMG LLP for fiscal 2000, including fees for statutorily required audits in certain locations outside the U.S. where VeriSign has operations, were $980,170.

   The audit committee has considered whether the services provided under all other fees are compatible with maintaining KPMG LLP's independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which VeriSign or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of VeriSign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) the compensation agreements, which are described where required in "Executive Compensation," and (2) the transactions described below.

   Legal Fees. During 2000, the law firm of Tomlinson Zisko Morosoli & Maser LLP, of which Mr. Tomlinson is a partner, provided legal services to VeriSign on a variety of matters. VeriSign paid to or accrued for Tomlinson Zisko Morosoli & Maser LLP an aggregate of approximately $900,000 in 2000.

   VeriSign believes that all of the transactions set forth above were made on terms no less favorable to it than could have been obtained from unaffiliated third parties. All future transactions between VeriSign and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to VeriSign than could be obtained from unaffiliated third parties.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

   VeriSign's bylaws establish an advance notice procedure for stockholder proposals not included in VeriSign's proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by:

  . VeriSign's Board of Directors;

  . any nominating committee appointed by VeriSign's Board of Directors; or

  . any stockholder entitled to vote who has delivered written notice to the Secretary of VeriSign 60 days or no more than 90 days in advance of May 24, 2002, which notice must contain specified information concerning the nominees and concerning the stockholder proposing the nominations.

   The only business that will be conducted at an annual meeting of VeriSign stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who has delivered timely written notice to the Secretary of VeriSign 60 days or no more than 90 days prior to the first anniversary of this year's annual meeting. In the event that the date of the annual meeting is more than thirty
(30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to the annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by VeriSign. The stockholder's notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has not notified VeriSign of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, VeriSign need not present the proposal for a vote at the meeting. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of VeriSign. All notices of proposals by stockholders, whether or not included in VeriSign's proxy materials, should be sent to the Secretary of VeriSign at its principal executive offices.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Securities Exchange Act of 1934, as amended, requires VeriSign's directors and officers, and persons who own more than 10% of VeriSign's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. These persons are required by SEC regulations to furnish VeriSign with copies of all Section 16(a) forms that they file.

   Based solely on its review of the copy of the forms furnished to VeriSign and written representations from the executive officers and directors, VeriSign believes that one delinquent filing was made by Stratton Sclavos. It appears that Mr. Sclavos inadvertently did not report an open market sale of 5,000 shares in August 2000 on a Form 4 for that month. These shares were beneficially owned by him through the Sclavos Family Foundation. The sale was reported on a Form 5, filed on February 14, 2001. In addition, it appears that Mr. Bidzos inadvertently did not report two open market sales of an aggregate of 13,000 shares of common stock in May 2000 on a Form 4 for that month. The shares were held indirectly by Kairdos, LLC and the sale was reported on a Form 4 filed in April 2001.

                                 OTHER BUSINESS

   The Board of Directors does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

   Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

                          COMMUNICATING WITH VERISIGN

   We have from time-to-time received calls from stockholders inquiring about the available means of communication with VeriSign. We thought that it would be helpful to describe these arrangements which are available for your use.

  . If you would like to receive information about VeriSign, you may use one of these convenient methods:

   1. To have information such as our latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report to Stockholders mailed to you, please call our Investor Relations Department at (650) 429-5353.

   2. To view VeriSign's home page on the Internet, use VeriSign's Internet address: www.verisign.com. VeriSign's home page gives you access to product, marketing and financial data, and an on-line version of this Proxy Statement, VeriSign's Annual Report to Stockholders and job listings. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year.

  . If you would like to write to us, please send your correspondence to the following address:

    VeriSign, Inc.
    Attention: Investor Relations
    1350 Charleston Road
    Mountain View, CA 94043-1331

  . If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Shareholder Services LLC at (800) 356-2017. Foreign stockholders please call (201) 329-8660. You may also visit their web site at www.chasemellon.com for step-by-step transfer instructions.

   Of course, as a stockholder, you will continue to automatically receive the Annual Report to Stockholders and Proxy Statement by mail.

                                                                      Appendix A

                                 VERISIGN, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of VeriSign, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, the Company's financial and senior management;

  . review and evaluate the independence and performance of the Company's independent auditors;

  . facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

   The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

   All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

   Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

  1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

  2. In connection with the Committee's review of the annual financial statements:

    . Discuss with the independent auditors, management, the financial statements and the results of the independent auditors' audit of the financial statements.

    . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3. In connection with the Committee's review of the quarterly financial statements, the Committee members, or the chairman of the Committee on behalf of all the Committee members, will:

    . Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

    . Discuss significant issues, events and transitions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

  4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

  5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

  6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

  7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

  8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditor's ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

  9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

  10. Review the independent auditors' audit plan.

  11. Approve the fees and other significant compensation to be paid to the independent auditors.

  12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

  13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

  14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

  15. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

  16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

                                VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331
                              ___________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stratton D. Sclavos and Dana L. Evan, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.001 par value, of VeriSign, Inc. (the "Company") held of record by the undersigned on March 30, 2001, at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 24, 2001, and at any continuations or adjournments thereof.

  This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any continuations or adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposal 2 and FOR Proposal 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

________________________________________________________________________________

                                                               [ ] Please mark
                                                                   votes as in
                                                                   this example.


     The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposals 2 and 3.


1.   Election of Directors


     [ ]  FOR all nominees listed below (except as marked to the contrary).

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

    Nominees:
        D. James Bidzos
        William L. Chenevich

        To withhold authority to vote for any individual nominee, strike a line through that nominee's name.

2.  Proposal to approve an Amendment to the 1998 Equity               FOR             AGAINST          ABSTAIN
    Incentive Plan                                                    [ ]               [ ]             [ ]

3.  Proposal to ratify the appointment of KPMG LLP as                 FOR             AGAINST          ABSTAIN
    independent auditors for the year ending December 31,             [ ]               [ ]             [ ]
    2001

        In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any continuations on adjournments thereof.


     This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

    Signature:  _____________________________  Date:____________,2001


    Signature:  _____________________________  Date:____________,2001


                                (Reverse Side)



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.